Exhibit (a)(34)
ING VARIABLE PRODUCTS TRUST
ABOLITION OF SERIES OF SHARES
OF BENEFICIAL INTEREST
     The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Section 5.11(f) and Article VIII, Sections 8.2 and 8.3, of the Trust’s Declaration of Trust, dated December 17, 1993, as amended, hereby abolish ING VP LargeCap Growth Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.
Dated: December 27, 2006

/s/ John V. Boyer	/s/ Jock Patton

John V. Boyer, as Trustee	Jock Patton, as Trustee

/s/ Patricia W. Chadwick	/s/ Sheryl K. Pressler

Patricia W. Chadwick, as Trustee	Sheryl K. Pressler, as Trustee

/s/ J. Michael Earley	/s/ David W.C. Putnam

J. Michael Earley, as Trustee	David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein	/s/ John G. Turner

R. Barbara Gitenstein, as Trustee	John G. Turner, as Trustee

/s/ Patrick W. Kenny	/s/ Roger B. Vincent

Patrick W. Kenny, as Trustee	Roger B. Vincent, as Trustee

/s/ Walter H. May
Walter H. May, as Trustee